TRANSFER AGENT AGREEMENT

     THIS TRANSFER AGENT AGREEMENT (this "Agreement"), dated October 14, 1997, between TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation (the "Company"), and INFINITY INVESTORS LIMITED, a Nevis, West Indies corporation, INFINITY EMERGING OPPORTUNITIES LIMITED, a Nevis, West Indies corporation, and GLACIER CAPITAL LIMITED, a Nevis, West Indies corporation (being collectively referred to herein as the "Holders") and American Stock Transfer & Trust Company, the transfer agent for the Company's common stock (the "Transfer Agent").

                                R E C I T A L S:

     WHEREAS, pursuant to that certain Securities Purchase Agreement dated the date hereof (the "Purchase Agreement") by and among the Company and the Holders, the Company agreed to issue to the Holders (1) $4,200,000 aggregate principal amount of 10% senior, secured convertible notes (the "Convertible Notes"), which are convertible, at the option of the Holders, into shares of common stock, $.01 par value per share, of the Company (the "Common Stock") (such shares issuable upon such conversion being referred to as the "Shares"); (2) 50,000 shares of Common Stock (the "Grant Shares"); and (3) Common Stock Purchase Warrants (the "Warrants") exercisable for 250,000 additional shares of Common Stock; and

     WHEREAS, the Company and the Holders have agreed to enter into this Agreement with the Transfer Agent to (i) facilitate the closing of the Purchase Agreement (the "Closing" or "Closing Date", as applicable), (iii) provide for a system of accounting for the Convertible Notes and (iv) facilitate the conversion of the Convertible Notes and issuance of the Shares associated therewith.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1. Closing. The Transfer Agent hereby agrees to act as an escrow agent to facilitate the Closing as follows:

     (a) On the Closing Date, the Holders shall wire transfer to an account designated by the Transfer Agent (x) $4,032,000, representing the purchase price applicable to the Convertible Notes (the "Purchase Price"), less (y) $25,000 (minus any portion thereof previously paid) (the "Reimbursement Fee") and the Company shall deliver to the Transfer Agent the Convertible Notes, the Grant Shares and the Warrants to be issued in the names of the Holders and in the amounts as set forth on ---- Schedule I hereto. The Transfer Agent may, at its discretion, confirm the authenticity of the Convertible Notes and the Warrants by transmitting a copy of same in the form received from the Company to HW Partners, L.P., on behalf of the Holders or its counsel, for written or oral verification as to the form thereof.


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     (b)  Immediately  following  such  deliveries the Transfer Agent shall wire transfer to the Company such funds less the Whale Fee, which shall be paid directly to Whale.

     (c)  Contemporaneous  with the transfer of funds as described in Subsection
(b) above, the Transfer Agent shall (i) hold the Convertible Notes for the benefit of the respective Holders, as hereafter described and (ii) deliver the Grant Shares and Warrants to the Holders at the address(es) set forth herein.

     (d) Notwithstanding the foregoing, by joint written agreement the Holders and the Company may agree to effect the Closing (either partially or entirely) without using the services of the Transfer Agent. In such event, (i) the Holders shall wire the Purchase Price, less the Reimbursement Fee to the Company, (ii) the Company shall deliver the original Grant Shares and Warrants to the Holders or their designee, and (iii) the Company shall deliver the Convertible Notes to the Transfer Agent to be held for the benefit of the Holders pursuant to the terms of this Agreement.

     2. Ownership of Convertible Notes. Record and beneficial ownership of the Convertible Notes shall remain in the name of the Holders (unless and until transferred pursuant to the terms thereof, with written notice thereof to the Transfer Agent). Any transfer or purported transfer of the Convertible Notes (a) not made pursuant to the terms of the Convertible Notes and (b) not properly noticed to the Transfer Agent shall be null and void ab initio and shall not be given effect thereto by the Transfer Agent. The Transfer Agent shall not be required to acknowledge any transfer of the Convertible Notes unless accompanied by written confirmation thereof from the Holders. The wire transfer account of each Holder is as set forth on Schedule 2 attached hereto. The address of each Holder is as set forth in Section 8 hereof.

     3. Paying Agent. The Transfer Agent shall act as paying agent for the Convertible Notes. Accordingly, all payments of interest or principal amounts required of the Company related to the Convertible Notes shall be made to the Transfer Agent for the account and benefit of the holders of such Convertible
Notes as registered on the books of the Transfer Agent (each, a "Registered Holder"). Upon the receipt of any such payment of interest or principal amounts, in cash, the Transfer Agent shall promptly wire transfer such sum to the account of the Registered Holders as reflected on the books of the Transfer Agent. Notwithstanding the foregoing, the Holders may, at their option, authorize the Company to directly pay to the Holders all sums due and owing on the Convertible Notes. If the Holders so elect, the Company shall notify the Transfer Agent (with a copy thereof to the Holders) of the amount of such payment. Upon receipt of such notice, which has been confirmed in writing by the Holders, the Transfer Agent shall make all appropriate entries on the Accounting Ledger (as hereafter defined).

     4. Accounting Agent. The Transfer Agent shall act as the accounting agent of the Company and the Registered Holders and shall establish and maintain an accounting ledger for the Convertible Notes (the "Accounting Ledger"). The Transfer Agent shall credit (reduce) the outstanding balance of the Convertible Notes by all (i) payments of principal and interest made by the Company to the Transfer Agent as paying agent as required pursuant to Section 3 above, and (ii) by the appropriate amount upon delivery of Shares to the applicable Registered Holder following receipt of a Notice of Conversion (as defined in Section 5 below). At such time as the


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balance of the  Convertible  Notes,  as reflected on the Account  Ledger is zero following the procedures described in this Agreement, the Transfer Agent shall return such convertible Notes to the Company marked "paid in full" or "cancelled."

     5. Issuance of Converted Shares.

     (a) Consistent with each Convertible Note, in order to convert all or a portion of a Convertible Note into Shares, a Registered Holder shall deliver written notice (each, a "Notice of Conversion"), in the form prescribed by the Convertible Notes, to the Transfer Agent for the portion of the Convertible Note that it elects to so convert and a calculation of the number of Shares to be issued upon such conversion. Upon receipt by the Transfer Agent of any such Notice of Conversion (including receipt via facsimile) from any Registered Holder, the Transfer Agent shall immediately deliver a copy thereof to the Company, via facsimile, requesting the Company to confirm the number of Shares to be issued to Registered Holder in connection therewith. The Company shall, within two (2) Business Days (as defined in the Purchase Agreement) of the receipt thereof, in good faith confirm or dispute the number of Shares to be issued to the Registered Holder, providing written notice (with supporting calculations and related information) thereof via facsimile to the Transfer
Agent and the Registered Holder (the "Company Notice"). In any event, the Company shall include in the Company Notice that number of Shares which it believes, in good faith, are in fact issuable upon conversion of the Convertible Note (the "Minimum Number"). In the event the Company confirms the number of Shares to be so issued, it shall, as part of the Company Notice, direct the Transfer Agent to issue such Shares. In the event the Company fails to deliver a Company Notice or disputes the number of Shares to be so issued, the Company and the Registered Holder shall immediately, in good faith, seek to resolve such dispute.

     (b) The Transfer Agent shall not be required to issue any shares unless and until receipt (including via facsimile) of (i) written notice from either (x) the Company, confirming the number of Shares to be issued or (y) the Registered Holder and the Company, setting forth the number of Shares to be issued, or (ii) a final nonappealable order of a court of competent jurisdiction directing the Transfer Agent to issue a specified number of Shares. Notwithstanding the foregoing, each Holder expressly reserves all rights and remedies against the Company for the failure of the Company to confirm to the Transfer Agent in any applicable Company Notice the number of Shares issuable as set forth in a properly completed and accurate Notice of Conversion.

     (c) Reference is hereby made to that certain Registration Rights Agreement appended to the Purchase Agreement. At such time as the Registration Statement as contemplated therein has been declared effective by the Securities and Exchange Commission covering the resale of the Shares held by a particular Registered Holder, the Company shall cause its legal counsel to deliver to the Transfer Agent an opinion to the effect that Shares may be sold by such Registered Holder pursuant to such Registration Statement with the purchaser thereof receiving share certificates, without restrictive legend, provided the Transfer Agent has received confirmation associated therewith, in a form customarily utilized by the applicable registered broker/dealer substantially to the effect that the prospectus delivery requirements have been satisfied. In the event that, at any time, the Registration Statement ceases to be effective, the Company or its legal counsel shall immediately deliver written notice thereof to the Transfer Agent and the Registered Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by


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the Transfer  Agent (unless and until an additional or amended,  as  applicable,
Registration Statement is so declared effective with an accompanying opinion from the Company's legal counsel). Upon the receipt of any Notice of Conversion
while  the  Registration   Statement  is  effective,   the  share   certificates
representing the Shares described above shall be bear a restrictive legend unless the Registered Holder, either in connection with the delivery of the Notice of Conversion or thereafter, delivers written notice to the Transfer Agent, the Company and its counsel (including notice via telecopy) that the Shares have been sold by the Registered Holder pursuant to such Registration Statement, whereupon the Transfer Agent shall issue share certificates to the purchaser thereof without restrictive legend.

     (d) Each time a payment of principal is recorded in the Accounting Ledger (whether by virtue of a cash payment or by virtue of a conversion into Shares), the Transfer Agent may, at its option, deliver the Convertible Notes to the Company requiring the Company to reissue Convertible Notes in the names of the Registered Holders with new principal balances reflecting such payment.

     6. Termination. This Agreement shall terminate promptly upon the earlier to occur of (i) written demand by the Company and all Registered Holders or (ii) no unpaid balance remains with respect to any of the Convertible Notes. Notwithstanding the foregoing, the Transfer Agent may terminate its obligations under this Agreement at such time as the Transfer Agent no longer serves as the Transfer Agent for the Company's Common Stock, by delivery of written notice thereof to the Registered Holders and the Company. Upon delivery of such notice, the Transfer Agent shall deliver the original Convertible Notes to HW Partners, L.P., on behalf of all Registered Holders, together with a copy of the Accounting Ledger (with corresponding copies delivered to the Company). Immediately thereafter, HW Partners, L.P., as representative of the Holders, and the Company shall, in good faith, attempt to establish an agreement similar to this Agreement with the Company's new stock transfer agent.

     7. Fees. The Company hereby agrees to pay the Transfer Agent for customary fees charged for all services rendered hereunder.

     8. Notices. Any notice or demand to be given or that may be given under this Agreement shall be in writing and shall be (a) delivered by hand, or (b) delivered through or by expedited mail or package service, or (c) transmitted by telecopy, in each case with personal delivery acknowledged, addressed to the parties as follows. Each such notice or demand shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopier number specified in this Agreement, (ii) if given by any other means, when delivered at the addressed as specified herein.

         As to the Company:              Take-Two Interactive Software, Inc.
                                         575 Broadway, 6th Floor
                                         New York, New York 10012
                                         Fax:
                                         Attn: Mr. Ryan A. Brant


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         With a copy to:               HW Partners, L.P.
                                       1601 Elm Street
                                       4000 Thanksgiving Tower
                                       Dallas, Texas75201
                                       Fax: 214/720-1662
                                       Attn: Stuart Chasanoff, Esq.

         As to the Holders:            At a registered address which the Holders
                                       shall provide from time to time.

         With a copy to:               HW Partners, L.P.
                                       1601Elm Street
                                       4000 Thanksgiving Tower
                                       Dallas, Texas  75201
                                       Telephone:  (214) 720-1689
                                       Fax: (214) 720-1662
                                       Attn: Stuart Chasanoff, Esq.

         As to the Transfer
         Agent:                        American Stock Transfer & Trust Company
                                       2601 15th Avenue
                                       Brooklyn, New York 11219
                                       Fax: 718/331-1852
                                       Attn: Herbert J. Lemmer

     9. Noncontravention. The Company agrees that it will not at any time take any action or undertake any activity that would in any way impede, restrict or limit the right and ability of the Registered Holders to convert the Convertible Notes and receive Shares pursuant to the terms and provisions of this Agreement.

     10. Indemnification. The Company agrees to indemnify and hold harmless the Transfer Agent, each officer, director, employee and agent of the Transfer Agent, and each person, if any, who controls the Transfer Agent within the meaning of the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages, or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to the Agreement; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any reasonable legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any action or omission that constitutes gross negligence or willful misconduct.

     Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the


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commencement  thereof,  and  failure so to notify the Company  will  relieve the
Company from any liability under this Section as to the particular item for which indemnification is then being sought but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to assume the defense thereof, with counsel selected by the Company, who shall be to the reasonable satisfaction of such indemnified party. The Company shall not be liable to any such indemnified party on account of any settlement of any claim of action effected without the consent of the Company.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law rules of such jurisdiction. Any action brought to enforce, or otherwise arising out of, this Agreement, shall be heard and determined in either a federal or state court sitting in the State of New York.

     12. Entire Agreement; Amendments. This Agreement, constitutes the full and entire understanding of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts and by facsimile signature.






                            [Signature page follows]




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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                        Take-Two Interactive Software, Inc.

                                        By:  /s/  Ryan Brant
                                                  ------------------------------
                                        Name:     Ryan Brant
                                                  ------------------------------
                                        Title:    CEO
                                                  ------------------------------

                                        Address:  575 Broadway, 6th Floor
                                                  New York, New York 10012
                                        Fax:      (212) 941-2997


                                        INFINITY INVESTORS LIMITED


                                        By:  /s/  James E. Martin
                                                  ------------------------------
                                        Name:     James E. Martin
                                                  ------------------------------
                                        Title:    Director
                                                  ------------------------------

                                        Address:   38 Hertford Street
                                                   London, England WIY 7TG
                                        Telephone: 011-44-171-355-4975
                                        Attention: J. A. Loughran


                                        INFINITY EMERGING OPPORTUNITIES
                                        LIMITED


                                        By:  /s/  James E. Martin
                                                  ------------------------------
                                        Name:     James E. Martin
                                                  ------------------------------
                                        Title:    Director
                                                  ------------------------------

                                        Address:   38 Hertford Street
                                                   London, England WIY 7TG
                                                   11-44-171-355-4975
                                                   J. A. Loughran




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                                        GLACIER CAPITAL LIMITED


                                        By:  /s/  James E. Martin
                                                  ------------------------------
                                        Name:     James E. Martin
                                                  ------------------------------
                                        Title:    President
                                                  ------------------------------

                                        Address: 38 Hertford Street
                                                 London, England WIY 7TG
                                        Fax:     011-44-171-355-4975
                                        Attn:    J. A. Loughran





           With a copy to:        HW Partners, L.P.
                                  1601Elm Street
                                  4000 Thanksgiving Tower
                                  Dallas, Texas  75201
                                  Telephone:  (214) 720-1689
                                  Fax:  (214) 720-1662
                                  Attn:  Stuart Chasanoff, Esq.

                                  AMERICAN STOCK TRANSFER &
                                  TRUST COMPANY



                                  By:  /s/  Herbert J. Lemmer
                                       -------------------------------------
                                            Herbert J. Lemmer
                                            Vice President




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